EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To the Board of Directors
California Resources Corporation:
We consent to the incorporation by reference in this registration statement on Form S-8 of references to our name and to our letter dated February 13, 2018, relating to our audit of California Resources Corporation's 2017 oil and gas proved reserves, included in California Resources Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
August 2, 2018